CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard L. Peteka, Chief Financial Officer Smith Barney Investment Funds Inc. - Smith Barney Investment Grade Bond Fund (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                     Chief Administrative Officer
Smith Barney Investment Funds Inc. -        Smith Barney Investment Funds Inc. -
Smith Barney Investment Grade               Smith Barney Investment Grade
         Bond Fund                                   Bond Fund

/s/ R. Jay Gerken                           /s/ Richard L. Peteka
---------------------------                 ------------------------------------
R. Jay Gerken                               Richard L. Peteka
Date: August 29, 2003                       Date: August 29, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.